As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-61925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Address of Principal Executive Offices) (Zip Code)

FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN (AS AMENDED, RESTATED AND RENAMED AS OF JUNE 8, 2004)

(Full Title of the Plan)

FCE Statutory Agent, Inc.
Forest City Enterprises, Inc.
1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Name and Address of Agent for Service)

(216) 621-6060

(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II
SIGNATURES
EX-23 Consent of Independent Registered Public Accounting Firm

Part II

DESCRIPTION OF THE TRANSACTION
AND CLARIFICATION

On November 14, 2001, the Registrant effected a three-for-two split of the Registrant’s Class A Common Shares, $ 0.33-1/3 par value (“Shares”) in the form of a stock dividend. The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to Registrant’s Form S-8 Registration Statement (File No. 333-61925) , filed on August 20, 1998 (the “Registration Statement”), is to clarify that the parenthetical statement on the cover page of the Registration Statement was intended to provide that pursuant to Rule 416(a) of the Securities Act of 1933, the Registration Statement also covers such additional Shares as may become issuable under the anti-dilution provisions of the 1994 Stock Plan (As Amended, Restated and Renamed on June 8, 2004) (formerly known as the 1994 Stock Option Plan) (the “Plan”). In order to remove any doubt about the application of the parenthetical statement to the foregoing stock split and any future transactions covered by the anti-dilution provisions of the Plan, the parenthetical is hereby amended to read as follows:

(Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Class A Common Stock, $0.33-1/3 par value (the “Class A Common Shares”) as may become issuable pursuant to the anti-dilution provisions of the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004) (the “Plan”).)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-38912 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 20, 2005.

THE FOREST CITY ENTERPRISES, INC.
By:	/s/ Thomas G. Smith
Thomas G. Smith
Executive Vice President, Chief Financial Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on January 20, 2005.

Signature	Title

*	Co-Chairman of the Board and Director

Albert B. Ratner

*	Co-Chairman of the Board, Treasurer and Director

Samuel H. Miller

*	President, Chief Executive Officer and Director
Charles A. Ratner	(Principal Executive Officer)

* Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)

*	Executive Vice President and Director

James A. Ratner

*	Executive Vice President and Director

Ronald A. Ratner

*	Executive Vice President and Director

Brian J. Ratner

*	Director

Deborah Ratner Salzberg

*	Director

Michael P. Esposito, Jr.

*	Director

Scott S. Cowen

*	Director

Jerry V. Jarrett

*	Director

Joan K. Shafran

*	Director

Louis Stokes

*	Director

Stan Ross

     * Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-38912 on Form S-8 with the Securities and Exchange Commission.

January 20, 2005	By:	/s/ Thomas G. Smith
Thomas G. Smith, Attorney-in-Fact